                                                                    EXHIBIT 4.19

                              SECOND AMENDMENT TO
                  CREDIT AGREEMENT, CONSENT AND LIMITED WAIVER

      This SECOND AMENDMENT TO CREDIT AGREEMENT, CONSENT AND LIMITED WAIVER (this "Amendment") is entered into as of September 21, 1999, by and among COINSTAR, INC., a Delaware corporation ("Borrower"), the financial institutions named on the signature pages hereof (each, a "Lender" and collectively the "Lenders"), and IMPERIAL BANK, as Agent for the Lenders ("Agent"), with reference to the following facts:

      A. Borrower, Agent, and Lenders are parties to that certain Credit Agreement dated as of February 19, 1999, as amended (the "Credit Agreement").

      B. The parties desire to amend the Credit Agreement in accordance with the terms of this Amendment.

      NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

      1. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

      2. AMENDMENT TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

            (a) Clause (iii) of the proviso in Section 2.5(a) is amended to read as follows:

                  (iii) Borrower shall not request any Letter of Credit, if after giving effect to such issuance, the Letter of Credit Usage exceeds Ten Million Dollars ($10,000,000) or any regulatory, legal or internal limit on the Issuing Bank's ability to issue the requested Letter of Credit.

            (b)   Section 6.2(z) is amended in its entirety to read as follows:

                  (z)     RESTRICTIONS ON TRANSFERS TO SUBSIDIARIES:
      RESTRICTIONS ON EXPENDITURES FOR ELECTRONIC COMMERCE. Notwithstanding any other provisions of this Agreement to the contrary, allow the total aggregate amounts of any (a) consideration given in any Acquisition from a Domestic Subsidiary or a Foreign Person pursuant to Section 6.2(k)(ii)(iv), (b) loans to, Investments in, or guaranties of the obligations of any Domestic or Foreign Subsidiaries pursuant to Section 6.2(1)(v), (c) Contingent Liabilities in favor of any Domestic or Foreign Subsidiaries pursuant to Section 6.2(m)(iv), (d) sales, leases, or transfers of assets to Domestic or Foreign Subsidiaries pursuant to
      Section 6.2(n)(iii), (e) amounts transferred to any Domestic or Foreign Subsidiaries prior to the date of this Agreement as set forth on Schedule 5.1(n), and (f) amounts expended or used by the Borrower or any Subsidiary for the development of electronic commerce or interact-related business, in each case individually or in the aggregate, to exceed $8,000,000 at any time.

            (c)   EXHIBIT F is deleted and replaced with EXHIBIT F hereto.

      3. CONSENT AND LIMITED WAIVER. Notwithstanding any provisions of the Credit Agreement, subject to the terms and conditions contained herein, and in reliance on the representations and warranties of the Borrower set forth herein, Lenders hereby consent to the redemption from time to time by Borrower of certain of its 13% Senior Subordinated Discount Notes due 2006 issued pursuant to the Indenture dated as of October 1, 1996, between the Borrower and The Bank of New York, as Trustee, provided that (i) at the time of and immediately following any such redemption there shall exist no condition or event that constitutes an Event of Default or Potential Event of Default; and (ii) the total consideration paid in redemption of such Notes shall not exceed Fifty Million Dollars ($50,000,000) in the aggregate, regardless of the actual principal amount of such redeemed Notes. Without limiting the generality of the provisions of Section 9.1 of the Credit Agreement, the consent and waiver set forth herein shall be limited precisely as written, and nothing in this Agreement shall be deemed to (i) constitute a waiver of compliance by the Borrower with any such provision of the Credit Agreement in any other instance, or (ii) constitute a waiver of any other Event of Default or other failure by Borrower to perform in accordance with the Loan Documents or this Agreement, or
(iii) prejudice any right or remedy that the Lender may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents.

      4.    CONDITIONS TO EFFECTIVENESS.

      This Amendment shall become effective as of September 21, 1999 (the "Effective Date"), only upon:

            (a) receipt by the Agent of the following (each of which shall be in form and substance satisfactory to the Agent and its counsel):

                  (i) counterparts of this Amendment duly executed on behalf of the Borrower and the Lenders;

                  (ii) copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, authorizing the execution and delivery of this Amendment; and

                  (iii) an affirmation of the Guaranty, duly executed on behalf of the Guarantor; and

            (b) completion of such other matters and delivery of such offer agreements, documents and certificates as the Agent or any Lender may reasonably request.

      5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Amendment, the Borrower represents and warrants to the Lenders that the following statements are true, correct and complete as of the effective date of this Amendment:

            (a) CORPORATE POWER AND AUTHORITY. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement"). The Certificate of Incorporation and Bylaws of the Borrower have not been amended since the copies previously delivered to the Lenders.

            (b) AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance by the Borrower of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

            (c) NO CONFLICT. The execution and delivery by the Borrower of this Amendment do not and will not contravene (i) any law or any governmental rule or regulation applicable to the Borrower, except to the extent not resulting in a Material Adverse Effect, (ii) the Certificate of Incorporation or Bylaws of the Borrower, (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower, or (iv) any material agreement or instrument binding on the Borrower, except to the extent not resulting in a Material Adverse Effect.

            (d) GOVERNMENTAL CONSENTS. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body (except routine reports required pursuant to the Securities and Exchange Act of 1934, as amended, which reports will be made in the ordinary course of business).

            (e) BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by the Borrower and are the binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws and equitable principles relating to or affecting creditors' rights.

            (f) INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5.1 of the Credit Agreement are correct on and as of the effective date of this Amendment as though made on and as of such date.

            (g) ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

      6.    MISCELLANEOUS

            (a) REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or Lenders under the Credit Agreement or any of the other Loan Documents.

            (b) FEES AND EXPENSES. All costs and expenses of the Agent and Lenders, including, but not limited to, reasonable attorneys fees, incurred by the Agent and Lenders in the preparation and negotiation of this Amendment constitute costs and expenses in connection with the amendment and restructuring of the Loan Documents, and as such are payable by the Borrower in accordance with Section 9.5 of the Credit Agreement.

            (c) HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

            (d) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            (e) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                      [REMAINDER INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          BORROWER:

                                          COINSTAR, INC.


                                          By:  /s/  Steven M. Geiger
                                             -----------------------------------
                                             Steven M. Geiger

                                          Title:  Controller/Treasurer


                                          AGENT:

                                          IMPERIAL BANK


                                          By:  /s/  J. P. Michael
                                             -----------------------------------
                                             J. P. Michael

                                          Title:  Vice President


                                          LENDERS:

                                          IMPERIAL BANK


                                          By:  /s/  J. P. Michael
                                             -----------------------------------
                                               J. P. Michael

                                          Title:  Vice President

                                          BANK AUSTRIA CREDITANSTALT
                                          CORPORATE FINANCE, INC.


                                          By:  /s/  Greg Roux
                                             -----------------------------------
                                             Greg Roux

                                          Title:  Vice President

                                          By:  /s/  Jack R. Bertges
                                             -----------------------------------
                                             Jack R. Bertges

                                          Title:  Senior Vice President

                                   EXHIBIT F

                        [FORM OF COMPLIANCE CERTIFICATE]
                             COMPLIANCE CERTIFICATE

      1. This Compliance Certificate ("Compliance Certificate") is executed and delivered by Coinstar, Inc., a Delaware corporation (the "Borrower") to Imperial Bank (the "Agent") pursuant to Section 6.1(a)(iv)(B) of the Credit Agreement dated as of February 19, 1999 among the Borrower, the financial institutions named therein and the Agent. Any terms used herein and not defined herein shall have the meanings defined in the Credit Agreement. This Compliance Certificate covers the Borrower's:

            Calendar month ended ______________, 19___

            Fiscal quarter ended ______________, 19___

            Fiscal year ended ______________, 19___

      2. The following paragraphs set forth calculations in compliance with obligations pursuant to Section 6.2(a), (b), (c), (d), (e), (f), (g) and (z) of the Credit Agreement, as of the end of the fiscal period set forth in paragraph 1 hereof.

            A.    DIRECT CONTRIBUTION MARGIN TO COINSTAR
                  PROCESSING REVENUE (SEC. 6.2(a)):

                  (a)    Direct Contribution Margin            $____________

                  (b)    Coinstar Processing Revenue           $____________

                  Ratio (a) : (b)                              _____________

                  Minimum Permitted Ratio: (i) 0.40 to 1.0 as of the last day of any calendar month during the period from January 1, 1999 through June 30, 1999; (ii) 0.425 to 1.0 as of the last day of any calendar month during the period from July 1, 1999 through September 30, 1999; or (iii) 0.45 to 1.0 as of the last day of any calendar month during the period from October 1, 1999 through December 31, 1999.

            B.    DIRECT CONTRIBUTION MARGIN LESS BASE LINE
                  OVERHEAD TO CONSOLIDATED PROFORMA DEBT
                  SERVICE (SEC. 6.2(b)):

                  (a)    Direct Contribution Margin less
                  $10,000,000                                  $____________

                  (b)    Consolidated Proforma Debt Service    $____________

                  Ratio (a) : (b)                              _____________

                  Minimum Permitted Ratio: (i) 1.50 to 1.0 as of the last day of any calendar month during the period from January 1, 1999 through June 30, 1999; or (ii) 1.75 to 1.0 as of the last day of any calendar month during the period from July 1, 1999 through December 31, 1999.

            C.    CONSOLIDATED SENIOR DEBT TO COINSTAR UNITS
                  (SEC. 6.2(c)):

                  1.    Consolidated Senior Debt               $____________

                  2.    Coinstar Units                         $____________

                  Ratio (a) : (b)                              _____________

                  Maximum Permitted Ratio: (i) $3,000 to 1 as of the last day of any calendar month during the period from January 1, 1999 through December 31, 1999; or (ii) $4,000 to 1 as of the last day of any fiscal quarter of the Borrower from and after January 1, 2000.

            D.    CONSOLIDATED EBITDA TO CONSOLIDATED
                  SENIOR DEBT SERVICE (SEC. 6.2(d)):

                  (a)   Consolidated EBITDA                    $____________

                  (b)   Consolidated Senior Debt Service       $____________

                  Ratio (a) to (b)                             _____________

                  Minimum Permitted Ratio: (i) 1.75 to 1,0 as of the last day of any fiscal quarter of the Borrower during the period from January 1, 2000 through December 31, 2000; or (ii) 2.0 to 1.0 as of the last day of any fiscal quarter of the Borrower from and after January 1, 2001.

            E.    CONSOLIDATED EBITDA TO CONSOLIDATED
                  TOTAL DEBT SERVICE (SEC. 6.2(e)):

                  (a)    Consolidated EBITDA                   $____________

                  (b)    Consolidated Total Debt Service       $____________

                  Ratio (a) to (b)                             _____________

                  Minimum Permitted Ratio: (i) 1.25 to 1.0 as of the last day of any fiscal quarter of the Borrower during the period from January 1, 2000 through December 31, 2000; (ii) 1.50 to
                  1.0 as of the last day of any fiscal quarter of the Borrower during the period from January 1, 2001 through December 31, 2001; or (iii) 1.75 to 1.0 as of the last day of any fiscal quarter of the Borrower from and after January 1, 2002.

            F.    CONSOLIDATED SENIOR DEBT TO CONSOLIDATED
                  EBITDA (SEC. 6.2(f)):

                  (a)   Consolidated Senior Debt                $_____________

                  (b)   Consolidated EBITDA                     $_____________

                  Ratio (a) to (b)                              ______________

                  Maximum Permitted Ratio: (i) 2.0 to 1.0 as of the last day of any fiscal quarter of the Borrower during the period from January 1, 2000 through December 31, 2000; or (ii) 1.50 to 1.0 as of the last day of any fiscal quarter of the Borrower from and after from January 1, 2001.

            G.    CONSOLIDATED TOTAL DEBT TO CONSOLIDATED
                  EBITDA (SEC. 6.2(g)):

                  (a)   Consolidated Senior Debt                $_____________

                  (b)   Consolidated EBITDA                     $_____________

                  Ratio (a) to (b)                              ______________

                  Maximum Permitted Ratio: (i) 6.50 to 1.0 as of the last day of either of the fiscal quarters ending March 31, 2000 or June 30, 2000; (ii) 5.0 to 1.0 as of the last day of either of the fiscal quarters ending September 30, 2000 or December 31, 2000;
                  (iii) 4.0 to 1.0 as of the last day of
                  either of the fiscal quarters ending March
                  31, 2001 or June 30, 2001; (iv) 3.50 to 1.0
                  as of the last day of either of the fiscal quarters ending September 30, 2001 or December 31, 2001; or (v) 2.50 to 1.0 as of the last day of any fiscal quarter of the Borrower from and after January 1, 2002.

            H.    TRANSFERS TO SUBSIDIARIES: ELECTRONIC
                  COMMERCE (SEC. 6.2(z))

                  (a)   Acquisitions from Domestic              $_____________
                  Subsidiaries or Foreign Persons

                  (b)   Loans to, Investments in, guarantees    $_____________
                  of obligations of Domestic or Foreign
                  Subsidiaries

                  (c)   Contingent Liabilities in favor of      $_____________
                  Domestic or Foreign Subsidiaries

                  (d)   Sales, leases, transfers of assets to   $_____________
                  Domestic or Foreign Subsidiaries

                  (e)   Amounts transferred to Domestic or      $_____________
                  Foreign Subsidiaries prior to closing

                  (f)   Amounts used for Electronic             $_____________
                  Commerce or Internet Related Business

                  Total:                                        $_____________

                  Total must not exceed $8,000,000

      3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Domestic Subsidiaries during the fiscal period covered by this Compliance Certificate. The undersigned does not (either as a result of such review or otherwise) have any knowledge of the existence as of the date of this Compliance Certificate of any condition or event that constitutes an Event of Default or a Potential Event of Default, with the exception set forth below in response to which the Borrower is taking or proposes to take the following actions (if none, so state):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

      4. The undersigned hereby certifies that the representations and warranties contained in the Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate specifically to any earlier date, in which case such representations and warranties shall continue to have been correct as of such date).

      5. This Compliance Certificate is executed on _____________, _____, by the Chief Executive Officer, Chief Financial Officer, Treasurer or Controller of the Borrower. The undersigned hereby certifies that each and every matter contained herein is derived from the Borrower's books and records and is, to the best knowledge of the undersigned, true and correct.

                                                COINSTAR, INC.,
                                                a Delaware corporation


                                                By:____________________________

                                                Title:_________________________

                            AFFIRMATION OF GUARANTY

      The undersigned Guarantor hereby acknowledges and agrees to the terms of the foregoing Second Amendment to Credit Agreement, Consent and Limited Waiver (the "Amendment"), and further acknowledges and agrees that nothing contained in the Amendment in any way affects the validity and enforceability of that certain Subsidiary Guaranty (the "Guaranty") dated as of February 19, 1999, executed by the undersigned Guarantor in favor of Lenders, the validity and effectiveness of which Guaranty is hereby reaffirmed as of the Effective Date of the Amendment.

                                              MY SHOPPINGLIST.COM, INC.


                                              By:  /s/ KIRK A. COLLAMER
                                                 -----------------------------

                                              Name: Kirk A. Collamer
                                                    --------------------------

                                              Title:  Vice President
                                                    --------------------------